Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-____) on Form S-8 of Floridian Financial Group, Inc. of our report dated April 29, 2009, relating to our audits of the consolidated financial statements, included in and incorporated by reference in the Form 10 Registration Statement of Floridian Financial Group, Inc. for the years ended December 31, 2008 and 2007.

/s/ McGladrey & Pullen, LLP

Orlando, Florida

June 26, 2009